 Exhibit 99.1

NEWS RELEASE

Paragon Commercial Corporation Reports 31% Increase
in Earnings for the Second Quarter of 2016

Highlights:
■  Listing on Nasdaq in conjunction with a $28.7 million initial public offering of common stock
■  Fully diluted earnings per share of $0.75 versus $0.59 for second quarter of 2015
■  Second quarter 2016 net income of $3.5 million, a 31% increase over the prior year
■  Loan growth of $60.4 million in the second quarter
■  Credit quality remains strong with nonperforming loans at only 0.11% of total loans
■  Nonperforming assets decreased to 0.44% of total assets at June 30, 2016 compared to 1.10% for the same period in 2015
■  Second quarter ROAA of 1.00% and ROAE of 13.41%
■  Book value increased to $24.17 at June 30, 2016

RALEIGH, N.C., July 20, 2016 – Paragon Commercial Corporation (Nasdaq: PBNC), parent company of Paragon Bank, today reported unaudited financial results for the three- and six-month periods ended June 30, 2016. Net income during the three-month period increased 31% to $3.5 million compared to $2.7 million for the same period in 2015. The increase in earnings was primarily driven by an increase in net interest income as a result of continued loan growth as non-interest income and expense were relatively unchanged from the prior year. Fully diluted earnings per share for the period was $0.75, a 27% increase over the same period last year. For the six-month period ending June 30, 2016, the company reported net income of $6.3 million, an increase of 27% over the $5.0 million of net income for the same period in 2015. Robert C. Hatley, President and CEO stated, “The second quarter was extremely meaningful for Paragon in a number of ways. We completed our IPO and subsequent listing on Nasdaq. The IPO provided growth capital, brought new institutional ownership to the company and provided additional liquidity for our shareholders. We had an outstanding quarter in every component of our financials. Our exceptional loan and deposit growth in a very competitive environment is in line with our expectations and due to our extraordinary staff in our key markets of Raleigh and Charlotte. That growth coupled with negligible non-interest expense growth contributed to our 1.00% return on average assets for the quarter. Management continues to concentrate our efforts in core deposit growth from our local markets. This effort has paid off in reduction of funding costs. Our credit quality continues to be among the best in North Carolina and the Southeast.”

The return on average assets for the second quarter of 2016 was 1.00% and the return on average equity was 13.41% compared to 0.83% and 11.70%, respectively, for the same ratios in the second quarter of 2015.

Consolidated Assets
Total consolidated assets on June 30, 2016 were $1.45 billion compared to $1.31 billion as of December 31, 2015. Assets increased during the quarter by $113.2 million as a result of loan demand and short term cash investments generated from core deposit growth.

Loan Portfolio
Loans outstanding increased by $60.4 million during the second quarter from $1.05 billion at March 31, 2016 to $1.11 billion at June 30, 2016. The company continues to see strong loan growth throughout the Raleigh, Charlotte and Cary markets.

Deposit Portfolio
Total deposits increased by $53.1 million during the second quarter as the company experienced strong local funding growth while simultaneously making an effort to reduce its noncore deposit percentage. The deposit portfolio mix continues to experience a shift from time deposits to core transactional accounts. During the quarter, demand account balances increased by $12.5 million while money market and interest checking accounts increased by $30.8 million, increases of 8% and 5%, respectively. During the same period, time deposits increased by only $9.8 million or 4% as the company continued to implement its strategic initiative to reduce its reliance on time deposits.

Credit Quality
The company recorded no loan loss provisions for the second quarter of 2016 due to net recoveries of past losses totaling $56,000 funding the allowance for loan losses for loan growth, as well as continued credit quality improvement. The provision for loan losses for the quarter ended June 30, 2015 was $179,000. The allowance for loan losses as a percentage of total loans at June 30, 2016 was 0.72%, down from 0.76% in the previous quarter.

Nonperforming loans were 0.11% and 0.05% of total loans at June 30, 2016 and March 31, 2016, respectively. Loans past due 30 days or greater at quarter end were 0.07% and 0.01% of total loans for those same periods. The ratio of total nonperforming assets to total assets including foreclosed real estate was 0.44% compared to 0.43% in the previous quarter.

Net Interest Income
Net interest income increased by $1.1 million during the second quarter of 2016 compared to the second quarter of 2015. Net interest income totaled $11.3 million during the period, representing a net interest margin of 3.55% on a tax equivalent basis, up 0.05% compared to the second quarter of 2015. For the six-month period ended June 30, 2016, net interest income increased $2.2 million compared to the six-month period ended June 30, 2015.

Non-Interest Income
For the second quarter of 2016, non-interest income was $381,000 compared to $324,000 for the same period in 2015. The second quarter of 2015 was impacted by $126,000 in losses on sale or write-down of foreclosed properties compared to $45,000 for the same period in 2016.

Non-Interest Expense
Non-interest expense in the second quarter of 2016 was $6.5 million compared to $6.4 million in the second quarter of 2015. Personnel expense increased by $625,000 as the company added lenders and staff to support its strong growth. This expense, however, was offset by declines in several other key categories such as problem loan and unreimbursed loan costs, occupancy costs and professional fees which declined by $156,000, $146,000 and $136,000, respectively in the second quarter of 2016 compared to the second quarter of 2015.

MEDIA INQUIRIES:
Blair Kelly – MMI Public Relations, 919.233.6600 or Blair@MMIpublicrelations.com
Kate Feldhouse – Paragon Bank, AVP/Marketing & Public Relations Specialist , 919.534.7462 or KFeldhouse@ParagonBank.com

INVESTOR INQUIRIES:
Steve Crouse – Paragon Bank, Chief Financial Officer, 919.534.7404 or SCrouse@ParagonBank.com

NEW MEDIA CONTENT:
Paragon Bank LinkedIn Page: http://linkd.in/P0o9Wc

ABOUT PARAGON COMMERCIAL CORPORATION
Paragon Commercial Corporation is the parent company of Paragon Bank, which provides a private banking experience to businesses, professionals, executives, entrepreneurs and other individuals. Founded in Raleigh, North Carolina in 1999, Paragon Bank provides banking services through highly responsive professionals, an extensive courier service, online and mobile technologies, free worldwide ATM access, and a select number of strategically placed offices in Raleigh, Cary and Charlotte, NC. For more information, visit http://ParagonBank.com.

(end)

FORWARD-LOOKING STATEMENTS
Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include, without limitation: the effects of future economic conditions; governmental fiscal and monetary policies; legislative and regulatory changes; the risks of changes in interest rates; management of growth; fluctuations in our financial results; reliance on key personnel; our ability to compete effectively; privacy, security and other risks associated with our business; and the other factors set forth from time to time in our SEC filings, copies of which are available free of charge within the Investor Relations section of our website at https://paragonbank.com/investor-relations/ or upon request from our investor relations department. Paragon Commercial Corporation assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

USE OF NON-GAAP FINANCIAL MEASURES
Some of the financial measures included in this press release are not measures of financial performance recognized by United States generally accepted accounting principles, or GAAP. These non-GAAP financial measures are “overhead to average assets” and “efficiency ratio”. Our management uses these non-GAAP financial measures in its analysis of our performance and because of market expectations of use of these ratios to evaluate the company. Management believes each of these non-GAAP financial measures provides useful information about our financial condition and results of operation.

“Overhead to average assets” reflects the amount of non-interest expenses incurred in comparison to the total size of the company and provides investors with an additional measure of our productivity.

The efficiency ratio shows the amount of revenue generated for each dollar spent and provides investors with a measure of our productivity.

These non-GAAP disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables at the end of this release under the caption “Reconciliation of Non-GAAP Financial Measures.”

PARAGON COMMERCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended					Year to Date
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	as of June 30,
(Dollars in thousands, except per share data)	2016	2016	2015	2015	2015	2016	2015
Loans and loan fees	$11,840	$11,190	$11,311	$11,223	$10,899	$23,030	$20,966
Investment securities	1,369	1,219	1,238	1,249	1,072	2,588	2,299
Federal funds and other interest income	63	58	45	38	40	121	66
Total Interest and Dividend Income	13,272	12,467	12,594	12,510	12,011	25,739	23,331
Interest-bearing checking and money markets	836	857	769	727	645	1,693	1,260
Time deposits	556	567	704	799	846	1,123	1,810
Borrowings and repurchase agreements	579	492	391	328	307	1,071	596
Total Interest Expense	1,971	1,916	1,864	1,854	1,798	3,887	3,666
Net Interest Income	11,301	10,551	10,730	10,656	10,213	21,852	19,665
Provision for loan losses	-	-	-	-	179	-	750
Net Interest Income after Provision for Loan Losses	11,301	10,551	10,730	10,656	10,034	21,852	18,915
Non-interest Income
Increase in cash surrender value of bank owned life insurance	226	223	221	225	206	449	407
Net gain (loss) on sale of securities	-	85	(26)	145	-	85	423
Deposit service charges and other fees	56	58	56	58	54	114	105
Mortgage banking revenues	33	32	41	44	75	65	112
Net loss on sale or write-down of other real estate	(45)	(212)	(287)	(9)	(126)	(257)	(463)
Other noninterest income	111	80	97	81	115	191	224
Total Non-interest Income	381	266	102	544	324	647	808

Non-interest Expense
Salaries and employee benefits	3,742	3,867	3,617	3,378	3,117	7,609	6,336
Occupancy	342	344	344	366	488	686	837
Furniture and equipment	502	492	495	482	451	994	901
Data processing	279	296	257	267	299	575	579
Directors fees and expenses	219	252	251	253	211	471	417
Professional fees	182	237	123	159	318	419	455
FDIC and other supervisory assessments	217	195	229	231	252	412	479
Advertising and public relations	234	188	211	177	301	422	421
Unreimbursed loan costs and foreclosure related expenses	142	69	124	281	298	211	469
Other expenses	629	660	649	586	665	1,289	1,386
Total Non-interest Expenses	6,488	6,600	6,300	6,180	6,400	13,088	12,280

Income before income taxes	5,194	4,217	4,532	5,020	3,958	9,411	7,443
Income tax expense	1,719	1,379	1,569	1,707	1,308	3,098	2,485
Net income	$3,475	$2,838	$2,963	$3,313	$2,650	$6,313	$4,958

Basic earnings per share	$0.76	$0.62	$0.65	$0.73	$0.59	$1.38	$1.10
Diluted earnings per share	$0.75	$0.62	$0.65	$0.73	$0.59	$1.37	$1.10

PARAGON COMMERCIAL CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
(Dollars and shares in thousands)	2016	2016	2015	2015	2015
Assets
Cash and due from banks	$100,115	$51,559	$55,530	$118,297	$77,949
Investment securities - available for sale, at fair value	186,323	182,157	168,896	172,513	168,048
Loans-net of unearned income and deferred fees	1,105,344	1,044,981	1,016,156	998,232	991,445
Allowance for loan losses	(7,986)	(7,931)	(7,641)	(7,618)	(7,569)
	1,097,358	1,037,050	1,008,515	990,614	983,876
Premises and equipment, net	16,124	16,281	16,433	16,538	16,611
Bank owned life insurance	28,723	28,497	28,274	28,052	27,827
Federal Home Loan Bank stock, at cost	8,613	7,232	8,061	7,636	8,699
Accrued interest receivable	4,092	3,858	3,795	3,609	3,944
Deferred tax assets	3,264	4,304	4,118	5,141	5,527
Other real estate owned and reposessed property	5,183	5,228	5,453	13,017	13,679
Other assets	4,538	5,011	6,836	5,776	7,259
Total Assets	$1,454,333	$1,341,177	$1,305,911	$1,361,193	$1,313,419

Liabilities and Shareholders' Equity
Liabilities
Deposits:
Demand, non-interest bearing	$179,070	$166,556	$158,974	$161,878	$162,758
Money market accounts and interest checking	654,954	624,199	504,092	501,822	489,675
Time deposits	266,177	256,378	319,781	392,080	372,402
Total deposits	1,100,201	1,047,133	982,847	1,055,780	1,024,835
Repurchase agreements and federal funds purchased	22,690	24,494	30,580	25,978	26,546
Borrowings	175,000	146,673	169,800	160,422	146,039
Subordinated debentures	18,558	18,558	18,558	18,558	18,558
Other liabilities	6,175	4,147	6,468	6,162	6,297
Total Liabilities	1,322,624	1,241,005	1,208,253	1,266,900	1,222,275

Stockholders' equity
Common stock, $0.008 par value	43	37	37	37	36
Additional paid in capital	79,845	53,235	53,147	52,993	52,694
Retained earnings	51,673	48,198	45,360	42,397	39,084
Accumulated other comprehensive (loss) income	148	(1,298)	(886)	(1,134)	(670)
Total Shareholders' Equity	131,709	100,172	97,658	94,293	91,144
Total Liabilities and Shareholders' Equity	$1,454,333	$1,341,177	$1,305,911	$1,361,193	$1,313,419

PARAGON COMMERCIAL CORPORATION
LOANS
(Unaudited)

	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
(In thousands except per share data)	2016	2016	2015	2015	2015
Loans
Construction and land development	$63,819	$68,316	$64,704	$70,997	$72,867
Commercial real estate:
Commercial real estate	340,475	320,791	305,723	300,696	303,056
Commercial real estate - owner occupied	158,612	144,168	147,017	141,563	134,177
Farmland	1,002	1,313	1,332	1,348	1,054
Multifamily, nonresidential and junior liens	93,945	86,610	79,171	84,228	81,876
Total commercial real estate	594,034	552,882	533,243	527,835	520,163
Consumer real estate:
Home equity lines	85,883	80,940	78,943	75,687	69,566
Secured by 1-4 family residential, secured by 1st deeds of trust	186,054	171,355	167,709	164,555	162,370
Secured by 1-4 family residential, secured by 2nd deeds of trust	3,656	3,731	3,723	3,642	3,750
Total consumer real estate	275,593	256,026	250,375	243,884	235,686
Commercial and industrial loans	157,640	153,159	153,669	138,571	144,420
Consumer and other	14,258	14,598	14,165	16,945	18,309
Total loans	$1,105,344	$1,044,981	$1,016,156	$998,232	$991,445

PARAGON COMMERCIAL CORPORATION
OTHER FINANCIAL HIGHLIGHTS
(Unaudited)

	Three Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
(In thousands, except per share data)	2016	2016	2015	2015	2015
Selected Average Balances:
Average total assets	$1,393,722	$1,323,397	$1,330,518	$1,342,111	$1,279,887
Average earning assets	1,310,510	1,235,237	1,239,027	1,240,640	1,196,615
Average loans	1,071,325	1,019,396	1,004,627	999,857	973,610
Average total deposits	1,019,133	994,219	1,010,610	1,010,398	937,700
Average shareholders' equity	103,682	99,090	96,688	93,498	90,607

Performance Ratios:
Return on average assets	1.00%	0.86%	0.89%	0.99%	0.83%
Return on average equity	13.41%	11.46%	12.26%	14.17%	11.70%
Tangible common equity ratio	9.06%	7.47%	7.48%	6.93%	6.94%
Total interest-earning assets	$1,373,728	$1,257,254	$1,224,106	$1,280,961	$1,223,755
Tax equivalent net interest margin	3.55%	3.54%	3.52%	3.49%	3.50%
Overhead to average assets	1.86%	1.99%	1.89%	1.84%	2.00%
Efficiency ratio	54.13%	59.04%	55.44%	54.88%	59.05%

Credit Ratios:
Non-accrual loans	$1,220	$487	$513	$738	$754
Other real estate owned	$5,183	$5,228	$5,453	$13,017	$13,679
Nonperforming assets to total assets	0.44%	0.43%	0.46%	1.01%	1.10%
Nonperforming loans to total loans	0.11%	0.05%	0.05%	0.07%	0.08%
Loans past due >30 days and still accruing	$346	$127	$-	$-	$-
Net loan charge-offs (recoveries)	$(56)	$(289)	$(23)	$(49)	$162
Annualized net charge-offs/average loans	-0.02%	-0.11%	-0.01%	-0.02%	0.07%
Allowance for loan losses/total loans	0.72%	0.76%	0.75%	0.76%	0.76%
Allowance for loan losses/nonperforming loans	655%	1629%	1489%	1032%	1004%

Per share data:
Average diluted common shares outstanding	4,624,326	4,574,455	4,567,023	4,565,963	4,528,553
End of quarter common shares outstanding	5,449,886	4,581,334	4,581,334	4,580,434	4,553,141
Book value per common share	$24.17	$21.87	$21.32	$20.59	$20.02

(1)            This measure is not a measure recognized under United States generally accepted accounting principles, or GAAP, and is therefore considered to be a non-GAAP financial measure. Please see “Reconciliation of Non-GAAP Financial Measures” below for a reconciliation of this measure to the most directly comparable GAAP measure.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

“Overhead to average assets” is defined as non-interest expense divided by total average assets. We believe overhead to average assets is an important indicator of the company’s level of non-interest expenses relative to the company’s overall size, which assists in the evaluation of our productivity. While the overhead to average assets ratio is a measure of productivity, its value reflects the attributes of the business model we employ.

	Three Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
(Dollars in thousands)	2016	2016	2015	2015	2015
Overhead to Average Assets
Non-interest expense	$6,488	$6,600	$6,300	$6,180	$6,400
Average Assets	1,393,722	1,323,397	1,330,518	1,342,111	1,279,887

Overhead to Average Assets	1.86%	1.99%	1.89%	1.84%	2.00%

“Efficiency ratio” is defined as total non-interest expense divided by adjusted operating revenue. Adjusted operating revenue is equal to net interest income (taxable equivalent) plus non-interest income, adjusted to exclude the impacts of gains and losses on the sale of securities and gains and losses on the sale or write down of foreclosed real estate because we believe the timing of the recognition of those items to be discretionary. We believe the efficiency ratio is important as an indicator of productivity because it shows the amount of revenue generated by our operations for each dollar spent. While the efficiency ratio is a measure of productivity, its value reflects the attributes of the business model we employ.

	Three Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
(Dollars in thousands)	2016	2016	2015	2015	2015
Efficiency Ratio
Non-interest expense	$6,488	$6,600	$6,300	$6,180	$6,400

Net interest taxable equivalent income	$11,560	$10,785	$10,949	$10,853	$10,388
Non-interest income	381	266	102	544	324
Less gain on investment securities	-	(85)	26	(145)	-
Plus loss on sale or writedown of foreclosed real estate	45	212	287	9	126
Adjusted operating revenue	$11,986	$11,178	$11,364	$11,261	$10,838

Efficiency ratio	54.13%	59.04%	55.44%	54.88%	59.05%